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Exhibit 10.16

RETIREMENT AND RELEASE AGREEMENT

        This Retirement and Release Agreement (this "Agreement") is made and entered into effective as of December 1, 2009, by and between Hilltop Holdings Inc., a Maryland corporation (the "Company"), and Larry D. Willard, an individual resident of Dallas County, Texas ("Willard").

RECITALS

        WHEREAS, Willard has been a director and the President and Chief Executive Officer of the Company since June 2005 and September 2005, respectively;

        WHEREAS, Willard has expressed his desire to retire from all positions held with the Company and its subsidiaries effective as of December 31, 2009; and

        WHEREAS, in connection with said retirement, the Company and Willard desire to provide certain releases to each other and the Company desires to compensate Willard.

AGREEMENT

        In consideration of the mutual benefits to be derived from this Agreement and the covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged and confessed by the execution and delivery hereof, the parties, agreeing to be legally bound hereby, agree as follows:

        1.    Resignations.    Willard hereby resigns as an officer, director and employee of the Company and from all positions he holds with the Company (except as a stockholder) effective as of December 31, 2009 (the "Effective Date"), and the Company hereby accepts such resignations effective as of the Effective Date. For purposes of this Agreement, the term "Company" refers to Hilltop Holdings Inc. and its subsidiaries and their respective successors and assigns.

        2.    Non-disclosure and Confidentiality.    Willard understands that he has developed and been exposed to highly confidential information and trade secrets of the Company ("Confidential Information"), and that maintenance by the Company of its proprietary Confidential Information to the fullest extent possible is extremely important to the Company. Willard acknowledges and agrees that, except with the prior written consent of the Company, he shall at all times keep confidential and not divulge, furnish or make accessible to anyone (except the Company's authorized representatives), any Confidential Information to which Willard has been privy relating to the business of the Company. The provisions of this Section 2 shall not apply to any information to the extent that (i) it is, or shall become, generally known to the public other than as a result of a disclosure by Willard, his affiliates or anyone controlled by Willard, (ii) it is, or shall become, available to Willard on a non-confidential basis from a person other than the Company or its attorneys, officers, directors, employees, agents or strategic partners, provided that Willard does not believe such person is bound by a confidentiality agreement with the Company or prohibited in any manner from transmitting information to Willard or (iii) Willard is required by law to disclose such information to any person. In the event that Willard is requested pursuant to, or required by, applicable law or regulation or legal process to disclose any Confidential Information or any other information concerning the Company, Willard agrees to provide the Company, to the extent legally permissible, with prompt notice of such request(s) or the receipt of legal process to enable the Company to seek an appropriate protective order and to consult with the Company with respect to taking steps to resist or narrow the scope of such request or process.

        3.    Releases.

          3.1    Releases by Willard.    Effective as of the Effective Date, Willard, for and on behalf of himself, individually, and his heirs, executors, trustees, administrators, representatives and assigns, if any, hereby fully, finally, completely and forever releases, discharges, acquits and relinquishes, the Company, its predecessors, successors, parent entities, subsidiaries, attorneys, officers, directors, employees, stockholders, agents and assigns, jointly and/or severally, from any and all claims, actions, demands, liabilities, promises, obligations, damages and/or causes of action of whatever kind or character, joint or several, whether known or unknown, suspected or unsuspected, asserted or unasserted, under any federal or state statute and common law, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Texas Commission on Human Rights Act; the Employee Retirement Income Security Act; the Fair Labor Standards Act; THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (29 U.S.C. Section 621, et seq.); the Texas Payday law, Tex. Lab. Code section 61.001; claims based on alleged breach of an obligation or duty arising in contract or tort, including, but not limited to, any and all claims relating to any alleged breach of any oral or written promise or employment contract, any and all claims for unpaid or withheld wages, bonuses, benefits, stock or stock options, deferred compensation, commissions or profit-sharing, any claims for wrongful discharge, retaliation or termination, breach of contract, promissory estoppel, fraud, breach of any implied covenants, assault, battery, negligent hiring, negligent retention, defamation, invasion of privacy, slander or intentional infliction of emotional distress, harassment, negligence, gross negligence and strict liability; any alleged unlawful act; any and all claims by Willard, directly or derivatively, in his capacity as a stockholder against the Company or its officers or directors for breach of any duty owed to the stockholders of the Company; or any other claim regardless of the forum in which it might be brought, if any, that he has, might have or might claim to have against the Company, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees and/or liability or other detriment, if any, whatsoever and whenever incurred, suffered or claimed by Willard as a result of any and all alleged acts, omissions or events, up to the Effective Date but not thereafter. It is expressly agreed and understood by Willard that this release includes, but is not limited to, any and all claims, actions, demands and causes of action, if any, arising from or in any way connected with any and all, if any, communications, negotiations, dealings, compensation, employment relationships and separations of employment between Willard and the Company, including any claim of discrimination, wrongful termination, breach of contract and/or tortious conduct. For avoidance of doubt, this Section 3.1 does not constitute a release or waiver of any rights of Willard arising under this Agreement.

          3.2    Releases by the Company.    Effective as of the Effective Date, the Company, for and on behalf of itself and its current and past officers, directors, attorneys, employees, agents, parent companies, subsidiaries and their respective heirs, successors and assigns, in their individual capacity or corporate capacities, hereby fully, finally, completely and forever releases, discharges, acquits and relinquishes Willard, and his heirs, executors, trustees, administrators, representatives and assigns, in their individual or corporate capacity, from any and all claims, actions, demands, liabilities, promises, obligations, damages and/or causes of action of whatever kind or character, joint or several, whether known or unknown, suspected or unsuspected, asserted or unasserted, arising prior to or existing at the time of the Effective Date that they may have, or might claim to have, against Willard in any form, including, but not limited, for violation of any federal or state law or common law claim, whether in tort, contract or otherwise, including, but not limited to, for discrimination, retaliation, harassment, breach of contract, breach of fiduciary duty, promissory estoppel, fraud, breach of any implied covenants, assault, battery, negligent hiring, retention and supervision, defamation, invasion of privacy, slander or intentional infliction of emotional distress, harassment, negligence, gross negligence, and strict liability; any alleged unlawful act, including for any act or omission of Willard during the term of his employment. For avoidance of doubt, this Section 3.2 shall not release or waive any claim or cause of action that the Company or they might have or that may arise against Willard, in his official or individual capacity, (i) under the terms of this Agreement, (ii) after the Effective Date or (iii) in any stockholder derivative litigation.

        4.    Compensation of Willard.    As compensation for his prior service and in consideration for other promises and covenants of Willard hereunder, the Company shall pay to Willard the following amounts (with appropriate amounts withheld for taxes as required):

          (a)   On or before the Effective Date, $500,000 in cash;

          (b)   In exchange for Willard's agreement not to exercise any stock options issued to him by the Company, and Willard hereby agrees not to exercise any stock options issued to him by the Company, an aggregate dollar amount equal to the difference between (a) the closing price of Company common stock on November 30, 2009 as reported by the New York Stock Exchange and (b) the strike price of each share acquirable as of the Effective Date under a stock option issued to Willard by the Company (e.g. closing price minus strike price, and such difference multiplied by the number of shares acquirable under the stock option at that strike price); and

          (c)   Continued payment to Willard of the monthly base rent for the apartment leased by Willard in Dallas, Texas, on a tax grossed-up basis, until the earlier of the termination of said lease and July 31, 2010.

        5.    Indemnification.    The Company agrees that it will indemnify Willard against claims, lawsuits and investigations (collectively, "Claims") that have been, or may be asserted, against him by third parties or governmental agencies, including, but not limited to, any class actions or stockholders derivative suits relating to the Company or successor or assigns arising out of the conduct of the business of the Company by Willard, and will pay the reasonable expenses of defense of such Claims incurred by Willard, in his capacity as an officer or director of the Company prior to the Effective Date, to the extent permitted by the Maryland General Corporation Law and consistent with the scope of indemnification and procedures provided under the Company's Charter and Bylaws applicable to officers or directors of the Company in existence as of the date of demand for indemnification. Willard agrees to permit the Company's counsel to handle the defense of such Claims (and Willard agrees to sign such agreements and/or consents of such counsel to provide joint representation as may be required under any Code of Professional Responsibility), except in such situations where the Company's counsel reasonably determines that Willard's interests and defenses in such Claims are so divergent from those of the Company so as to warrant separate representation by independent counsel, in which case Willard may retain separate counsel at the Company's expense. Willard agrees to cooperate with the Company in the defense of the Claims, including, but not limited to, claims arising from litigation filed or threatened against the Company as of the date hereof and other matters. Such cooperation shall include, but not be limited to, Willard making himself available in the preparation of the Company's defense, as a witness for depositions and trial of such Claims at no charge to the Company (except for reasonable travel expenses, if necessary, incurred at the request and with the prior approval of the Company). In the event the Company claims that the Company is not required to indemnify Willard pursuant hereto, the Company shall provide Willard, within ten (10) days of Willard making such claim for indemnification, with written notice to such effect, and setting forth in reasonable detail the grounds therefor.

        6.    Assignment.    Willard shall not assign, without the Company's prior written consent, this Agreement or any right or obligation hereunder, and any and all assignments without such prior written consent shall be null and void. The Company may assign the entirety of this Agreement to any person, firm, corporation or other business organization with the consent of Willard, which consent shall not be unreasonably withheld, at any time.

        7.    Return of Property.    Willard acknowledges that all computers, credit cards, telephones, pagers, PDA's, equipment, memoranda, notes, records, reports, manuals, handbooks, drawings, blueprints, books, papers, letters, client and customer lists, contracts, products, product samples, software programs, instruction books, catalogs, information and records, lines of code, technical manuals and documentation, drafts of instructions, guides and manuals, maintenance manuals, sales information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to Willard by any representative of the Company or otherwise acquired or developed by Willard in connection with his employment with the Company (collectively, "Recipient Materials"), shall at all times be the property of the Company. If the Company so requests, within seven (7) days of such request, Willard shall make available to the Company any Recipient Materials that are in his possession, custody or control, including Recipient Materials retained by Willard in his office, automobile or home. If any such information, documentation or material is stored on Willard's personal computer or disk drive, this fact should be disclosed to the Company within seven (7) days of the request by the Company for the Recipient Materials so that an appropriate course of action may be taken.

        8.    Miscellaneous.

          8.1    Notices.    Any notice to be given hereunder is to be given in writing by either party to the other and delivered or sent by prepaid airmail post, any courier guaranteeing overnight delivery or facsimile transmission addressed to the address set forth opposite each party's name below or such other address as may be notified by one party to the other for such purposes and shall be deemed to be served, in the case of airmail post, three days after posting; in the case of courier guaranteeing overnight delivery, the next business day if timely delivered to such courier; and in the case of facsimile transmission, immediately upon successful transmission.

          8.2    Headings; Pronouns.    The headings of the paragraphs of this Agreement are for convenience of reference only and are not to be considered and construed in this Agreement. When the context so requires in this Agreement, the masculine gender includes the feminine and neuter, and the singular number includes the plural, and vice versa.

          8.3    Severability.    Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

          8.4    Governing Law; Venue.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THEY ARE PREEMPTED OR SUPERCEDED BY THE LAWS OF THE UNITED STATES, AND THE PARTIES AGREE TO SUBMIT THEMSELVES TO THE JURISDICTION OF TEXAS WITH VENUE FOR ANY DISPUTE IN DALLAS, TEXAS.

          8.5    Counterparts.    This Agreement may be executed in multiple counterparts, all of which shall be deemed originals, but which counterparts shall constitute one and the same instrument.

          8.6    Binding Agreement.    This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective heirs, representatives, successors and permitted assigns. Whenever a reference to any party is made herein, such reference shall be deemed to include a reference to the heirs, executors, representatives, successors and permitted assigns of such party, and in the case of the Company, specifically including any parent, subsidiary or successor entities.

          8.7    Entire Agreement.    This Agreement, including any documents otherwise executed in connection herewith, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement with respect to the subject matter hereof, whether written or oral. No variations, modifications or changes herein or hereof shall be binding upon any party unless set forth in a document duly executed by or on behalf of such party.

          8.8    Mediation.    If it is not possible to resolve matters informally and a party has a legal claim against the other, the Company and Willard will be required to engage in a one (1) day external mediation before they can commence litigation. The mediation will occur under the auspices of JAMS/Endispute, a for-profit organization established in 1981 ("JAMS"), unless the parties agree otherwise. The parties hereto agree to participate in the mediation in good faith. The Company will pay the cost of the one (1) day mediation. If either party chooses to be represented by counsel, each party will be responsible for his or its own attorneys' fees; provided, however, a mediated settlement may include reasonable attorneys' fees as agreed upon by the parties.

          8.9    Free Will.    The Company and Willard acknowledge that each has had an opportunity to consult with his or its respective attorneys or advisors concerning the meaning, import and legal significance of this Agreement, and each has read this Agreement, as signified by their signatures hereto, and are voluntarily executing same after advice of counsel or advisors for the purposes and consideration herein expressed.

          8.10    Good Faith Performance.    The Company and Willard hereby agree to perform all their obligations under this Agreement in good faith.

* * * *

SIGNATURE PAGE FOLLOWS

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year above first written.

THE COMPANY:		WILLARD:
Hilltop Holdings Inc.,
a Maryland corporation		/s/ LARRY D. WILLARD Larry D. Willard
By:	/s/ COREY G. PRESTIDGE
Name:	Corey G. Prestidge	ADDRESS:
Title:	General Counsel & Secretary

ADDRESS:
Fax:
200 Crescent Court, Suite 1350 Dallas, Texas 75201 Attn: General Counsel Fax: (214) 855-2173

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RECITALS
AGREEMENT